UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2006

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

2006 Long-Term Incentive Plan. At the Annual Meeting of Stockholders of Rewards Network Inc. held on May 23, 2006, the Corporation’s stockholders adopted the Corporation’s 2006 Long-Term Incentive Plan (the “2006 Plan”). The 2006 Plan succeeds and replaces the Corporation’s 2004 Long-Term Incentive Plan (the “2004 Plan”), and no further awards will be granted under the 2004 Plan.

Directors, executive officers, other key employees and consultants of the Corporation and its subsidiaries are eligible to receive awards under the 2006 Plan. Awards that may be granted under the 2006 Plan include stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalents and other stock-based awards. Under the 2006 Plan, a maximum of 4,540,000 shares of the Corporation’s common stock (“Common Stock”) may be subject to outstanding awards at any point in time, and awards outstanding under the 2004 Plan are deemed to be outstanding under the 2006 Plan for purposes of determining the number of shares of Common Stock that may be subject to outstanding awards.

For additional information regarding the 2006 Plan, refer to Proposal No. 2: 2006 Long-Term Incentive Plan, included in the Corporation’s Proxy Statement for the 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 7, 2006, which is incorporated herein by reference. This summary of the 2006 Plan is qualified in its entirety by reference to the 2006 Plan, a copy of which is attached hereto as Exhibit 10.1.

2006 Non-Employee Director Awards Program. On May 23, 2006, the Corporation’s Board of Directors adopted the Corporation’s 2006 Non-Employee Director Awards Program (the “2006 NED Program”). The 2006 NED Program is adopted pursuant to the 2006 Plan and succeeds and replaces the Corporation’s 2004 Non-Employee Director Awards Program (the “2004 NED Program”). The compensation provided to non-employee directors under the 2006 NED Program is the same as the compensation provided to non-employee directors under the 2004 NED Program and consists of a quarterly grant of a restricted stock unit award with respect to 2,000 shares of Common Stock and a quarterly award that may be received in Common Stock, deferred shares of Common Stock or cash. This summary of the 2006 NED Program is qualified in its entirety by reference to the 2006 NED Program, a copy of which is attached hereto as Exhibit 10.2.

Restricted Stock Unit Award Granted to Ronald L. Blake. On May 23, 2006, the Compensation Committee of the Corporation’s Board of Directors (“Compensation Committee”) approved the grant of a restricted stock unit award pursuant to the 2006 Plan to Ronald L. Blake as set forth in the Employment Agreement between the Corporation and Mr. Blake dated as of September 13, 2005 (“Blake Employment Agreement”). The Compensation Committee approved the grant to Mr. Blake of a restricted stock unit award as of June 1, 2006 entitling Mr. Blake to receive 215,000 shares of the Corporation’s common stock, with 75,500 shares vesting on December 31, 2007, and the remaining 139,500 shares vesting on December 31, 2008. This restricted stock unit award vests only if Mr. Blake remains employed by the Corporation as of each vesting date and the Corporation attains applicable performance goals based on the Corporation’s earnings before interest, income taxes, depreciation and amortization, excluding unusual and non-recurring gains and losses (“EBITDA”). This restricted stock unit award will fully vest upon a change in control, as defined in the Blake Employment Agreement. This summary is qualified in its entirety by reference to the Restricted Stock Unit Award Agreement between Mr. Blake and the Corporation, a copy of which is attached hereto as Exhibit 10.3.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Rewards Network Inc. 2006 Long-Term Incentive Plan.

10.2	Rewards Network Inc. 2006 Non-Employee Director Awards Program.

10.3	Restricted Stock Unit Award Agreement between Ronald L. Blake and Rewards Network Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Bryan R. Adel
Bryan R. Adel Senior Vice President, General Counsel, Secretary and Chief Privacy Officer

Dated: May 26, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Rewards Network Inc. 2006 Long-Term Incentive Plan.

10.2	Rewards Network Inc. 2006 Non-Employee Director Awards Program.

10.3	Restricted Stock Unit Award Agreement between Ronald L. Blake and Rewards Network Inc.